UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2007

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, NC 27560-8417

(Address of principal executive offices)

(919) 379-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Purchase Agreement

On March 2, 2007, Alliance One International, Inc. (“Alliance One”), entered into a purchase agreement (the “Purchase Agreement”) with Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc. and ING Bank N.V., London Branch (the “Initial Purchasers”). The following summary of certain provisions of the Purchase Agreement is qualified in its entirety by reference to the complete Purchase Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Pursuant to the Purchase Agreement, we agreed to sell and the Initial Purchasers agreed to purchase for resale to certain purchasers, subject to the terms and conditions set forth therein, $150,000,000 in aggregate principal amount of 8  1/2 % senior unsecured notes due 2012 (the “Senior Notes”). The transaction closed on March 7, 2007.

In the Purchase Agreement, we agreed to indemnify the Initial Purchasers against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities. In addition, the Purchase Agreement contains customary representations, warranties and covenants of us and customary conditions to closing.

Indenture

On March 7, 2007, we closed on the sale of the Senior Notes. In connection with the sale of the Senior Notes, we entered into an indenture governing the Senior Notes with Deutsche Bank Trust Company Americas, as registrar and paying agent, and Law Debenture Trust Company of New York, as trustee. A copy of the Senior Notes indenture is attached hereto as Exhibit 4.1, and the following summary of such indenture is qualified in its entirety by reference to Exhibit 4.1, which is incorporated herein by reference.

The summary below describes the principal terms of the Senior Notes and the Senior Notes indenture.

Senior Notes	$150.0 million in principal amount of 8 1/2 % senior notes due 2012.

Maturity Date	May 15, 2012.

Interest Rate	8.5% per year.

Interest Payment Dates	Each May 15 and November 15, beginning May 15, 2007.

Interest will accrue from the issue date of the Senior Notes.

Guarantees	The Senior Notes will be unconditionally guaranteed by all of our existing and future material domestic subsidiaries on an unsecured basis. We currently have no material domestic subsidiaries.

Ranking	The Senior Notes and the related guarantees will be the unsecured senior obligations of Alliance One and any guarantors. Accordingly, they will rank:

•     effectively behind any of our and, with respect to any guarantors, such respective guarantors’ existing and future secured debt, including the indebtedness under our new senior secured credit facility, to the extent of the value of the assets securing such debt;

• structurally behind the liabilities, including trade payables, of any of our existing and future subsidiaries that do not guarantee the notes;

• equally with our and, with respect to any guarantors, such respective guarantors’ existing and future unsecured unsubordinated debt including our outstanding 11.0% Senior Notes due 2012; and

•     ahead of all of our and, with respect to any guarantors, such respective guarantors’ existing and future debt that expressly provides that it is subordinated to the Senior Notes or the respective guarantees.

In the future, we may issue debt that ranks senior, equal or subordinate to the Senior Notes.

Redemption	We may redeem up to 35% of the Senior Notes with the net cash proceeds from specified equity offerings at a redemption price equal to 108.5% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. However, we may only make such redemptions if at least 65% of the aggregate principal amount of Senior Notes issued under the indenture governing the Senior Notes remains outstanding immediately after such redemption.

We may also redeem any of the Senior Notes at any time at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus an applicable premium and accrued and unpaid interest, if any, to the date of redemption.

Change of Control	Upon a change in control, subject to the provisions of our senior debt instruments, we will be required to make offers to repurchase outstanding Senior Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase.

Basic Indenture Covenants	The Senior Notes indenture contains certain covenants that, among other things, limit our ability to:

• incur additional indebtedness;

• issue preferred stock;

• merge, consolidate or dispose of substantially all of our assets;

• grant liens on our assets;

• pay dividends, redeem stock or make other distributions or restricted payments;

• repurchase or redeem capital stock or prepay subordinated debt;

• make certain investments;

• agree to restrictions on the payment of dividends to us by our subsidiaries;

• sell or otherwise dispose of assets, including equity interests of our subsidiaries;

• enter into transactions with our affiliates; and

• enter into certain sale and leaseback transactions.

These covenants are subject to a number of important exceptions set forth in the indenture governing the Senior Notes.

Registration Rights Agreement

In connection with the offering and sale of the Senior Notes, on March 7, 2007, we entered into a registration rights agreement with the Initial Purchasers of the Senior Notes. A copy of the registration rights agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. Under the registration rights agreement, we must use our best efforts to register with the SEC notes, which we refer to as the exchange notes, having substantially identical terms as the Senior Notes, as part of an offer to exchange the Senior Notes for the exchange notes. Under the registration rights agreement; We must:

•	file a registration statement for the exchange notes within 130 days after the issue date of the Senior Notes;

•	cause the registration statement to become effective within 180 days after the issue date of the Senior Notes; and

•	consummate the exchange offer within 210 days after the issue date of the Senior Notes.

We will pay additional interest on the notes if:

•	we do not file the required registration statement on time;

•	the SEC does not declare the required registration statement effective on time; or

•	we do not complete the offer to exchange the Senior Notes for the exchange notes within 210 days from the issue date of the Senior Notes.

If one of these events occurs, the interest rate on the Senior Notes will increase by 0.25% per year from the date of such event for the first 90 day period, and increasing by an additional 0.25% for any subsequent 90 day period.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated March 7, 2007, governing the 8 1/2 % Senior Notes due 2012.

10.1	Purchase Agreement, dated March 2, 2007

10.2	Registration Rights Agreement, dated March 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: March 8, 2007	BY:	/s/ Thomas G. Reynolds
Thomas G. Reynolds Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Indenture, dated March 7, 2007, governing the 8 1/2 % Senior Notes due 2012.

10.1	Purchase Agreement, dated March 2, 2007

10.2	Registration Rights Agreement, dated March 7, 2007.